UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

M-tron Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	46-0457944
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2525 Shader Road, Orlando, Florida	32804
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Subscription Rights to Purchase Shares of Common Stock	MPTI RT	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-284635

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the transferable subscription rights ("Rights") to purchase shares of common stock, par value $0.01 per share ("Common Stock"), of M-tron Industries, Inc. (the "Registrant"), five (5) of which entitle the holder thereof to purchase one (1) share of Common Stock. The Registrant has applied to list the Rights on the NYSE American under the symbol "MPTI RT."

Reference is made to the Registrant's Registration Statement on Form S-3 (File No. 333-284635), including the prospectus supplement, dated March 30, 2026, filed with the Securities and Exchange Commission (the "Prospectus Supplement"). The description of the Rights as contained under the caption "The Rights Offering" in the Prospectus Supplement is hereby incorporated by reference.

Item 2.	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of M-tron Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed on March 30, 2023 (File No. 001-41391)).
3.2	Amended and Restated Bylaws of M-tron Industries, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K filed on March 30, 2023 (File No. 001-41391)).
4.1	Specimen Certificate for Subscription Rights of the Registrant.
4.2	Instructions for use of Subscription Rights Certificates of the Registrant.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

M-tron Industries, Inc.

Date: March 30, 2026	By:	/s/ Cameron Pforr
		Name:	Cameron Pforr
		Title:	Chief Executive Officer and Chief Financial Officer